APTEVO THERAPEUTICS INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to § 240.14a-12

Aptevo Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒No fee required.

☐Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

☐Fee paid previously with preliminary materials.

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 to the Definitive Proxy Statement of Aptevo Therapeutics Inc. filed with the Securities and Exchange Commission on April 5, 2019 (the “2019 Proxy Statement”) is being filed to correct certain disclosure in the 2019 Proxy Statement.

The following information supersedes and replaces in its entirety the section of the 2019 Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 20, 2019 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the address of the individuals and entities below is c/o Aptevo, 2401 4th Ave. Suite 1050, Seattle, Washington 98121.

	Beneficial Ownership(1)
	Number of Shares	Percent of Total
Armistice Capital, LLC (2)	4,765,835	9.99%
Stonepine Capital Management, LLC (3)	4,273,862	9.99%
Point72 Asset Management, L.P. (4)	3,200,100	7.18%
AIGH Capital Management, LLC (5)	3,200,000	7.24%
Fuad El-Hibri (Director) (6)	2,778,448	6.47%
Intervac, L.L.C. (7)	2,172,125	5.06%
Marvin White (Officer & Director) (8)	498,724	1.15%
Scott C. Stromatt (Officer) (9)	475,005	1.10%
Jeffrey G. Lamothe (Officer) (10)	239,498	*
Daniel J. Abdun-Nabi (Director) (11)	109,350	*
John E. Niederhuber, M.D. (Director) (12)	27,889	*
Zsolt Harsanyi (Director) (13)	24,049	*
Grady Grant III (Director) (14)	16,666	*
Barbara Lopez Kunz (Director) (15)	16,666	*
All executive officers and directors as a group (11 persons) (16)	5,100,270	11.49%

* Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, filed with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 42,940,219 shares outstanding on March 20, 2019, adjusted as required by rules promulgated by the SEC.

(2)

Based on information provided in a Schedule 13G that was filed with the SEC on March 20, 2019 by Armistice Capital, LLC, Armistice Capital Master Fund Ltd. and Steven Boyd, Armistice Capital LLC, Armistice Capital Master Fund Ltd. and Steven Boyd are the beneficial owners of 4,765,835 shares of Aptevo’s common stock and have shared voting and dispositive power with respect to 4,765,835 shares of Aptevo’s common stock. Steven Boyd is a Managing Member of Armistice Capital, LLC and a Director of Armistice Capital Master Fund Ltd. The address for Armistice Capital Management, LLC and Steven Boyd is 510 Madison Avenue, 7th Floor, New York, NY 10022.  The address for Armistice Capital Master Fund Ltd. is c/o dms Corporate Services Ltd., 20 Genesis Close, P.O. Box 314, Grand Cayman KY1-1104, Cayman Islands.

(3)

Based on information provided in a Schedule 13G that was filed with the SEC on March 18, 2019 by Stonepine Capital Management, LLC, Stonepine Capital Management, LLC is the beneficial owner of 4,273,862 shares of Aptevo’s common stock and has sole voting and dispositive power with respect to 4,273,862 shares of Aptevo’s common stock. Included in the ownership group are Stonepine Capital Management, LLC, Stonepine Capital, L.P., Jon M. Plexico and Timothy P. Lynch, each of which is the beneficial owner of 4,273,862 shares of Aptevo’s common stock and has sole voting and dispositive power with respect to 4,273,863 shares of Aptevo’s common stock.

Stonepine Capital Management, LLC is the general partner and investment adviser of investment funds, including Stonepine Capital, L.P. Mr. Plexico and Mr. Lynch are the control persons of Stonepine Capital Management, LLC. The address for Stonepine Capital Management, LLC, Stonepine Capital, L.P., Jon M. Plexico and Timothy P. Lynch is 919 NW Bond Street, Suite 204, Bend, OR 97703.

(4)

Based on information provided in a Schedule 13G that was filed with the SEC on March 12, 2019 by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Cubist Systematic Strategies, LLC and Steven A. Cohen, (i) Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. are the beneficial owner of 3,200,000 shares of Aptevo’s common stock and have shared voting and dispositive with respect to 3,200,000 shares of Aptevo’s common stock; (ii) Cubist Systematic Strategies, LLC is the beneficial owner of 100 shares of Aptevo’s common stock and has shared voting and dispositive power with respect to 100 shares of Aptevo’s common stock and (iii) Steven A. Cohen (“Mr. Cohen”) is the beneficial owner of 3,200,100 shares of Aptevo’s common stock with shared voting and dispositive power with respect to 3,200,100 shares of Aptevo’s common stock. Point72 Asset Management, L.P. Point72 Capital Advisors, Inc., Cubist Systematic Strategies, LLC, and Mr. Cohen own directly no shares of Aptevo’s common stock. Pursuant to an investment management agreement, Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages. Point72 Capital Advisors,  Inc. is the general partner of Point72 Asset Management, L.P. Pursuant to an investment management agreement, Cubist Systematic Strategies, LLC maintains investment and voting power with respect to the securities held by certain investment funds it manages. Mr. Cohen controls each of Point72 Asset Management, L.P., Point72 Capital Advisors Inc., and Cubist Systematic Strategies, LLC. The address of (i) Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902; and (ii) Cubist Systematic Strategies is 330 Madison Avenue, New York, NY 10017.

(5)

Based on information provided in a Schedule 13G that was filed with the SEC on March 20, 2019 by AIGH Capital Management, LLC, AIGH Capital Management, LLC is the beneficial owner of 3,200,000 shares of Aptevo’s common stock and has sole voting and dispositive power with respect to 1,950,000 shares and sole dispositive power with respect to 3,200,000 shares. Includes 1,950,000 shares of common stock and warrants to purchase 1,250,000 shares of common stock.  Included in the ownership group are AIGH Investment Partners, L.L.C. and Orin Hirschman, who are the beneficial owner of 3,200,000 shares, with sole voting power with respect to 1,950,000 shares and dispositive power with respect to 3,200,000 shares. AIGH Capital Management, LLC is an advisor or sub-advisor with respect to shares of common stock held by AIGH Investment Partners, L.P. and WVP Emerging Manger Onshore Fund, LLC. Orin Hirschman is the Managing Member of AIGH Capital Management, LLC and president of AIGH Investment Partners, L.L.C. The address for AIGH Capital Management, LLC, AIGH Investment Partners, L.L.C. and Orin Hirschman is 6006 Berkeley Avenue, Baltimore, MD 21209.

(6)

Mr. El-Hibri has a beneficial ownership interest in 2,778,448 shares of our common stock through his direct holdings in certain entities and shares held by trusts indirectly controlled by Mr. El-Hibri, which represent approximately 6.5% of our outstanding common stock. In accordance with the rules and regulations of the SEC, Mr. El-Hibri’s beneficial ownership is deemed to consist of the following shares of our common stock:

•	1,175,169 shares held by Intervac, L.L.C.;
•	762,077 shares held by BioVac, L.L.C.; and
•	824,536 shares held directly by Mr. El-Hibri.
(7)

Mr. El-Hibri, together with his wife, holds a 37.7% equity interest in Intervac, L.L.C., a Maryland limited liability company, which in turn beneficially owns an aggregate of 2,172,125 shares of common stock. Mr. El-Hibri expressly disclaims beneficial ownership of any shares of common stock owned by Intervac, LLC. The address for Intervac L.L.C. is c/o East-West Resources Corporation, 12001 Glen Road, Rockville, MD 20854.

(8)	Includes options to purchase 295,121 shares of common stock issuable under stock options exercisable on or within 60 days of March 20, 2019
(9)	Includes options to purchase of 258,822 shares of common stock issuable under stock options exercisable on or within 60 days of March 20, 2019.
(10)	Includes options to purchase 164,474 shares of common stock issuable under stock options exercisable on or within 60 days of March 20, 2019.
(11)

Includes 1,000 shares held by Mr. Abdun-Nabi’s children, as to which Mr. Abdun-Nabi disclaims beneficial ownership, as well as 16,666 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2019.

(12)	Includes 16,666 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2019.
(13)	Includes 16,666 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2019.
(14)	Includes 16,666 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2019.
(15)	Includes 16,666 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2019.
(16)	Includes options to purchase 1,441,842 shares of common stock issuable under stock options exercisable on or within 60 days of March 20, 2019.